AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS’ INNER CIRCLE FUND III
AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

THIS AMENDMENT to the custodian agreement between Advisors’ Inner Circle Fund III (the “Trust”), acting on behalf of one or more of its series listed in Schedule 1 attached thereto and Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”) dated November 25, 2014, as amended from time to time (the “Agreement”) is made as of May 18, 2018 (the “Amendment”).

W I T N E S S E T H:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

1.	Each of the funds listed below shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to “Fund” is made in this Amendment or the Agreement, as applicable:

Penn Mutual AM Unconstrained Bond Fund

2.	Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

3.	Except as amended hereby, all other provisions in the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.		THE ADVISORS’ INNER CIRCLE FUND III

By:	/s/ Elizabeth E. Prickett	By:	/s/ James Bernstein
Name:	Elizabeth E. Prickett	Name:	James Bernstein
Title:	Managing Director	Title:	Vice President & Assistant Secretary

SCHEDULE I
TO
THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS’ INNER CIRCLE FUND III AND BROWN
BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

List of Funds as of May 18, 2018

Catholic Investor Core Bond Fund
Catholic Investor International Equity Fund
Catholic Investor Large Cap Growth Fund
Catholic Investor Large Cap Value Fund
Catholic Investor Small Cap Fund

Catholic Investor Limited Duration Fund

Logan Circle Partners Multi-Sector Fund

Logan Circle Partners High Yield Fund

Logan Circle Partners Core Plus Fund

PineBridge Dynamic Asset Allocation Fund

Chiron Capital Allocation Fund

RWC Global Emerging Equity Fund

SGA International Small Cap Equity Fund

SGA International Equity Fund

SGA International Equity Plus Fund

SGA Global Equity Fund

Chilton Strategic European Equities Fund

GQG Partners Emerging Markets Equity Fund

BNP Paribas AM Absolute Return Fixed Income Fund

BNP Paribas AM Global Inflation-Linked Bond Fund

BNP Paribas AM Emerging Markets Debt Fund

BNP Paribas AM MBS Fund

BNP Paribas AM Emerging Markets Equity Fund

BNP Paribas AM U.S. Small Cap Equity Fund

BNP Paribas AM US Inflation-Linked Bond Fund

Investec Global Franchise Fund

Chiron SMID Opportunities Fund

Penn Mutual AM Unconstrained Bond Fund